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                                                                  EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference therein of our report dated March 20, 1998, except for Note 13, as to which the date is April 3, 1998, with respect to the consolidated financial statements and schedule of Trikon Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 1, 1999